UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 19, 2008

ENERGY FUTURE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 19, 2008, Energy Future Holdings Corp. (the “Company”) distributed a slide presentation entitled “Q1 08 Investor Call” relating to its financial results for the fiscal quarter ended March 31, 2008. The slide presentation is furnished herewith as Exhibit 99.1.

Within the slide presentation furnished herewith, the Company makes reference to certain financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, the Company makes reference to Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is generally defined as EBITDA (i.e. earnings from continuing operations before interest, taxes, depreciation and amortization) adjusted to exclude non-cash items, unusual items and other adjustments allowable under the Company’s senior notes bond indenture. The Company provides Adjusted EBITDA in the slide presentation solely because of the important role that Adjusted EBITDA plays in certain covenants contained in the Company’s senior notes bond indenture. The Company does not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Because not all companies use identical calculations, the Company’s presentation of adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies.

Wit respect to the non-GAAP financial measures presented in the slide presentation, the Company has complied with the provisions of the rules of Regulation G and Item 2.02 of Form 8-K under the Securities Exchange Act of 1934, including providing a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure in the slide presentation.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 15, 2008, the Company’s Board of Directors (“Board”) elected Ms. Arcilia C. Acosta to serve as a director of the Company. Her Board committee assignments will be determined later.

Ms. Acosta is the President and CEO of CARCON Industries & Construction, based in Dallas, Texas, and specializing in commercial, institutional and transportation construction. Ms. Acosta is also the president of Southwestern Testing Laboratories, a geotechnical engineering, construction materials testing and environmental consulting firm based in Dallas. Ms. Acosta currently serves as Chair of the Texas Association of Mexican American Chambers of Commerce.

As compensation for her service on the Board, and in accordance with the director compensation policy previously approved by the Board, Ms. Acosta will receive director fees in the amount of $150,000 annually and an annual equity award valued at $100,000.

There are no arrangements between Ms. Acosta and any other person pursuant to which Ms. Acosta was elected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Ms. Acosta has a material interest.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Slide presentation distributed by the Company on May 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: May 19, 2008

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